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EXHIBIT 23






           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93416, 33-51744, 33-65239, 333-12189, 333-62187 and
333-84219) of MSC.Software Corporation and in the related prospectuses of our report dated April 12, 1999, except for Note 13, for which the date is June 18, 1999, with respect to the consolidated financial statements of MARC Analysis Research Corporation included in the Form 8-K of MSC.Software Corporation dated July 1, 1999, as amended.

/s/   PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
September 1, 1999


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